                                                                     EXHIBIT 1.2



                                                                20 February 2001
                                                               Immediate Release



                        CHINA MOBILE (HONG KONG) LIMITED

                                  PRESS RELEASE

With effect from 21 February 2001, China Mobile (Hong Kong) Limited will implement new long distance calling charges tariff as follows:

------------------------------------------------------------------------------------------
                             BEFORE 21 FEBRUARY 2001      EFFECTIVE FROM 21 FEBRUARY 2001
------------------------------------------------------------------------------------------
DOMESTIC LONG DISTANCE
 CALLS
------------------------------------------------------------------------------------------
Intra-provincial Long        Rmb0.50 per minute or
 Distance Calls               Rmb0.60 per minute
--------------------------------------------------------- RMB0.07 FOR EVERY SIX-SECOND
Inter-provincial Long        Rmb0.80 per minute or         UNIT
 Distance Calls               Rmb1.00 per minute
------------------------------------------------------------------------------------------
INTERNATIONAL LONG           Rmb5.30 - 15.00 per          RMB0.80 FOR EVERY SIX-SECOND
 DISTANCE CALLS               minute                       UNIT
------------------------------------------------------------------------------------------
HONG KONG, MACAU AND         Rmb1.65 - 5.00 per minute    RMB0.20 FOR EVERY SIX-SECOND
 TAIWAN LONG DISTANCE CALLS                                UNIT
------------------------------------------------------------------------------------------

The Company also offers a 40% discount concession for all domestic long distance calls and certain international long distance calls made between midnight and
7.00 a.m. with effect from 21 February 2001.

Details of the above long distance calling charges adjustment and its financial effect have previously been announced by the Company on 27 December 2000. A copy of the announcement is available on the Company's Internet website www.chinamobilehk.com.

Media Contact: Mr. Ji Wei / Ms. Grace Wong
               (852) 3121 8888